Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

CONTACT:	7720 N. Dobson Road
Kara Stancell (media)	Scottsdale, AZ 85256
Sean Andrews (investors)	(602) 808-8800
(480) 291-5854	www.Medicis.com
MEDICIS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
SCOTTSDALE, Ariz.—November 4, 2010—Medicis (NYSE:MRX) today announced revenues of approximately $177.3 million for the three months ended September 30, 2010, compared to revenues of approximately $151.8 million for the three months ended September 30, 2009, which represents an increase of approximately $25.5 million, or approximately 16.8%. This increase is due primarily to the strength of DYSPORT®, RESTYLANE®, SOLODYN®, VANOS® and ZIANA®.
Non-generally accepted accounting principles (non-GAAP, defined below) diluted earnings per share (EPS, defined below) for the three months ended September 30, 2010, was $0.58, compared to non-GAAP diluted EPS of $0.50 for the three months ended September 30, 2009, which represents an increase of $0.08 per diluted share, or approximately 16.5% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). GAAP diluted EPS for the three months ended September 30, 2010, was $0.42, compared to GAAP diluted EPS of $0.33 for the three months ended September 30, 2009, which represents an increase of $0.09 per diluted share, or approximately 27.3%.
The Company’s achievement of approximately $177.3 million in revenues and $0.58 in non-GAAP diluted EPS is consistent with the Company’s published guidance of $175-$180 million in revenues and $0.54-$0.58 in non-GAAP diluted EPS for the three months ended September 30, 2010.
“We are pleased to announce a solid third quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “SOLODYN remains the most prescribed branded dermatology product in the United States1 and leading dermatology product by dollars worldwide2. During the third quarter, the brand was reinforced with another new patent and three new dosage approvals. The popular DYSPORT Challenge, which ended September 30, continued to build brand momentum throughout the quarter and contributed favorably to the Company’s strong revenues. As we look to year end, we remain focused on the growth of SOLODYN, the continued expansion of our aesthetics franchise and in-licensing and acquiring innovative technologies for our future.”
Non-GAAP net income for the three months ended September 30, 2010, was approximately $38.2 million, compared to non-GAAP net income of approximately $32.1 million for the three months ended September 30, 2009, which represents an increase of approximately $6.1 million, or approximately 19.0%. Non-GAAP net income for the three months ended September 30, 2010, excludes charges totaling approximately $10.6 million, consisting of a $5.0 million charge (non-deductible) for an upfront research and development (R&D) payment to a Medicis partner, approximately $0.9 million of professional fees related to entering into the collaboration agreement with such partner, an approximately $2.3 million write-down of an intangible asset related to entering into the planned discontinuation of certain non-primary products and approximately $2.4 million of related income tax charges. Non-GAAP net income for the three months ended September 30, 2009, excluded charges totaling approximately $11.0 million (net), consisting of a $17.0 million charge for upfront and milestone R&D payments to Medicis partners and an income tax benefit of approximately $6.0 million related to these transactions. GAAP net income for the three months ended September 30, 2010, was approximately $27.6 million, compared to GAAP net income of approximately $21.1 million for the three months ended September 30, 2009.
Acne Products
Medicis recorded revenues of approximately $118.5 million from sales of its acne products for the three months ended September 30, 2010, compared to revenues of approximately $106.8 million for the three months ended September 30, 2009, which represents an increase of approximately $11.7 million, or approximately 10.9%. The Medicis Acne Products category includes primarily SOLODYN, TRIAZ® and ZIANA.
Non-Acne Products
Medicis recorded revenues of approximately $49.5 million associated with its non-acne products for the three months ended September 30, 2010, compared to revenues of approximately $35.5 million for the three months ended September 30, 2009, which represents an increase of approximately $14.0 million, or approximately 39.4%. The Medicis Non-Acne Products category includes primarily DYSPORT, PERLANE®, RESTYLANE and VANOS.
Other Non-Dermatological Products
Medicis recorded revenues of approximately $9.3 million associated with its other non-dermatological products for the three months ended September 30, 2010, compared to revenues of approximately $9.5 million for the three months ended September 30, 2009, which represents a decrease of approximately $0.2 million, or approximately 2.0%. The Medicis Other Non-Dermatological Products category includes primarily AMMONUL®, BUPHENYL®, LIPOSONIX™3 and contract revenue.
Other Income Statement Items
Gross profit margin for the three months ended September 30, 2010, was approximately 89.8% of revenues.
Selling, general and administrative (SG&A) expense for the three months ended September 30, 2010, was approximately $83.3 million, or approximately 47.0% of revenues. SG&A expense for the three months ended September 30, 2010, includes approximately $0.9 million of professional fees related to entering into a strategic collaboration agreement with a Medicis partner.
R&D expense for the three months ended September 30, 2010, was $12.4 million. R&D expense for the three months ended September 30, 2010, includes a $5.0 million upfront payment to a Medicis partner.
Cash Flow

The Company’s cash flow from operations for the three months ended September 30, 2010, was approximately $61.8 million, which includes the impact of the $5.0 million upfront payment to a Medicis partner.
2010 Guidance
Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2010 is as follows:
Calendar 2010
(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year-End
	(3/31/10)	(6/30/10)	(9/30/10)	(12/31/10)	2010
	Actual	Actual	Actual	Estimated	Estimated

Revenue	$166.5	$174.0	$177.3	$180-$185	$698-$703

Non-GAAP diluted EPS objectives	$0.54	$0.56	$0.58	$0.57-$0.62	$2.25-$2.30
Additional 2010 Guidance Considerations
•	Revenue and non-GAAP diluted EPS objectives include certain assumptions associated with the July 2010 launch of a generic version of SOLODYN which was not authorized by Medicis (changes to these assumptions can significantly affect the above guidance);
•	gross profit margins of approximately 89-91% of revenues;
•	SG&A expenses of approximately 46-47% of revenues;
•	R&D expenses of approximately 5-6% of revenues;
•	depreciation and amortization of approximately $29-$30 million for the year;
•	effective tax rate of approximately 38-39%; and
•	fully diluted weighted average shares outstanding of approximately 64-65 million shares.
The above guidance does not take into account the following:
•	potential special charges associated with R&D milestones or contract payments;
•	potential additional recognized losses on our auction rate securities investments;
•	potential recognized losses resulting from impairments on our intangible assets;

•	the impact of accounting for new collaborative arrangements with Medicis partners;
•	the financial impact of changes in accounting or governmental pronouncements;
•	charges related to the accounting for our investment in Revance or Hyperion;
•	material changes to the demand for ZIANA associated with the launch of a competitive product;
•	material changes to our assumptions regarding the demand for SOLODYN associated with the July 2010 launch of a generic version of SOLODYN which was not authorized by Medicis;
•	material changes to our assumptions regarding prescription trends toward the newer strengths of SOLODYN,
•	material changes to the financial reserve assumptions associated with the July 2010 launch of a generic version of SOLODYN which was not authorized by Medicis;
•	the timing of additional SOLODYN patent allowances, if any;
•	uncertainty relating to the reduction of the average selling price for covered products as a result of the rise in costs associated with consumer rebate programs, including MediSAVE, RESTYLANE Rewards® and other point-of-sale offers;
•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and
•	significant changes in assumptions and estimates used for calculating various sales reserves.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.
Diluted Earnings Per Share
Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures, such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance or Hyperion and litigation reserves. These items may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the brands DYSPORT® (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE-L® Injectable Gel with 0.3% Lidocaine, RESTYLANE® Injectable Gel, RESTYLANE-L® Injectable Gel with 0.3% Lidocaine, DYNACIN® (minocycline HCl Tablets, USP), LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, PLEXION® (sodium sulfacetamide 10% and sulfur 5%) Cleanser, Cleansing Cloths and SCT, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide) 3%, 6% and 9% Cleansers, Pads and Foaming Cloths, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, the LIPOSONIX™ system3 and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
•	the Company’s future prospects;
•	revenues, gross profit margin, expense, tax rate and earnings guidance;
•	information regarding business development activities and future regulatory approval of the Company’s products;
•	timing of U.S. Food and Drug Administration (FDA) approval of the LIPOSONIX system[3], if at all;
•	the commercial success of the Company’s products;
•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;
•	the future expansion of the aesthetics market; and
•	expectations relating to the Company’s product development pipeline.
These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2009, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE franchise. The RESTYLANE franchise currently includes PERLANE, PERLANE-L, RESTYLANE and RESTYLANE-L.
Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any such payments will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;
•	the receipt of required regulatory approvals;
•	competitive developments affecting our products, such as the FDA approvals of Artefill®, Elevess™, Evolence®, Hydrelle™, Juvederm® Ultra, Juvederm® Ultra Plus, Juvederm® XC, Prevelle™ Silk, Radiesse® and Sculptra®, competitors to RESTYLANE and PERLANE, Veltin™, a competitor to ZIANA, Doryx®, a competitor to SOLODYN, and generic forms of our DYNACIN Tablets, LOPROX, PLEXION, SOLODYN, VANOS or TRIAZ products;
•	product liability claims;
•	the introduction of federal and/or state regulations relating to the Company’s business;
•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;
•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may contribute to such fluctuations as set forth in our SEC filings;
•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);
•	changes in reimbursement policies of health plans and other health insurers;
•	decreases in revenues associated with the FDA’s requirement, effective March 2011, that prescription benzoyl peroxide products, such as TRIAZ, no longer be sold as prescription products without an approved New Drug Application;
•	the timing and success of new product development by the Company or third parties;
•	the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Company’s proprietary rights;
•	the risks of pending and future litigation or government investigations; and
•	other risks described from time to time in the Company’s filings with the SEC.
Forward-looking statements represent the judgment of the Company’s management as of the date of this release and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	IMS Health. National Prescription Audit (NPA). Data through September 2010. Data on file, Medicis Pharmaceutical Corporation.

[2]	IMS Health. Midas. Moving Annual Total (MAT) June 2010. Data on file, Medicis Pharmaceutical Corporation.

[3]	The LIPOSONIXTM system is not approved or cleared for sale in the U.S.

Medicis Pharmaceutical Corporation
Summary Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Product revenues	$174,799	$150,311	$511,522	$385,605
Contract revenues	2,515	1,500	6,327	7,270

Total revenues	177,314	151,811	517,849	392,875

Cost of revenues	18,029	13,540	50,312	36,053

Gross profit	159,285	138,271	467,537	356,822

Operating expenses:
Selling, general and administrative	83,288	71,936	240,110	214,014
Research and development	12,415	27,405	33,090	52,752
Depreciation and amortization	7,248	7,112	21,540	22,189
Impairment of intangible assets	2,293	—	2,293	—

Total operating expenses	105,244	106,453	297,033	288,955

Operating income	54,041	31,818	170,504	67,867

Interest (income) expense, net	(3)	(484)	176	(3,017)

Other (income) expense, net	—	(1,492)	257	(862)

Income tax expense	26,466	12,646	70,624	34,677

Net income	$27,578	$21,148	$99,447	$37,069

Basic net income per common share	$0.46	$0.36	$1.65	$0.63

Diluted net income per common share	$0.42	$0.33	$1.52	$0.60

Shares used in basic net income per common share	58,509	57,476	58,278	57,101

Shares used in diluted net income per common share	64,687	63,317	64,437	63,028

Cash flow from operations	$61,784	$86,414	$120,924	$137,436

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended		Three months ended
	September 30, 2010		September 30, 2009
	Dollar Value	EPS Impact	Dollar Value	EPS Impact
GAAP net income	$27,578		$21,148

Less: income allocated to participating securities	(802)		(684)

GAAP net income attributable to common shareholders	26,776	$0.46	20,464	$0.36

Less: net undistributed earnings allocated to unvested shareholders	(4)		—

Interest expense and associated bond offering costs (tax-effected)	666 {a}		666 {a}

GAAP “if-converted” net income and diluted EPS	27,438	$0.42	21,130	$0.33

Non-GAAP adjustments:

Research and development expenses related to our collaborations	5,000	$0.08	17,000	$0.27

Professional fees related to entering into a strategic collaboration agreement with a Medicis partner	877	$0.01	—	$—

Impairment of intangible asset	2,293	$0.04	—	$—

Income tax effects related to the above transactions	2,469	$0.03	(6,045)	$(0.10)

Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(321)	$—	(358)	$—

Non-GAAP “if-converted” net income and diluted EPS	$37,756	$0.58	$31,727	$0.50

Shares used in basic net income per common share		58,509		57,476

Shares used in diluted net income per common share		64,687		63,317

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million are added back to GAAP net income for the three months ended September 30, 2010 and September 30, 2009.

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Nine months ended			Nine months ended
	September 30, 2010			September 30, 2009
	Dollar Value		EPS Impact	Dollar Value	EPS Impact
GAAP net income	$99,447			$37,069

Less: income allocated to participating securities	(3,204)			(1,133)

GAAP net income attributable to common shareholders	96,243		$1.65	35,936	$0.63

Less: net undistributed earnings allocated to unvested shareholders	(16)			(1)

Interest expense and associated bond offering costs (tax-effected)	1,999	{a}		1,999 {a}

GAAP “if-converted” net income and diluted EPS	98,226		$1.52	37,934	$0.60

Non-GAAP adjustments:

Research and development expenses related to our collaborations	5,000		$0.08	25,000	$0.39

Professional fees related to entering into a strategic collaboration agreement with a Medicis partner	877		$0.01	—	$—

Impairment of intangible asset	2,293		$0.04	—	$—

Charge related to our investment in Revance	—		$—	2,886	$0.04

Gain related to the sale of Medicis Pediatrics, net of professional fees	—		$—	(2,210)	$(0.04)

Income tax effects related to the above transactions	2,469		$0.03	(752)	$(0.01)

Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(352)		$—	(780)	$—

Non-GAAP “if-converted” net income and diluted EPS	$108,513		$1.68	$62,078	$0.98

Shares used in basic net income per common share			58,278		57,101

Shares used in diluted net income per common share			64,437		63,028

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $2.0 million are added back to GAAP net income for the nine months ended September 30, 2010 and September 30, 2009.

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Cash, cash equivalents & short-term investments	$649,730	$528,280
Accounts receivable, net	143,566	95,222
Inventory, net	38,958	25,985
Deferred tax assets	66,046	66,321
Other current assets	22,963	16,525

Total current assets	921,263	732,333
Property & equipment, net	26,445	25,247
Intangible assets, net	300,981	321,122
Deferred tax assets	42,576	64,947
Long-term investments	21,956	25,524
Other assets	3,025	3,025

Total assets	$1,316,246	$1,172,198

Liabilities and stockholders’ equity
Total current liabilities	$338,321	$297,694
Contingent convertible senior notes 2.5%, due 2032	169,145	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	7,040	9,919
Stockholders’ equity	801,559	695,259

Total liabilities and stockholders’ equity	$1,316,246	$1,172,198

Working capital	$582,942	$434,639

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